Exhibit 99.1

L-3 Communications Mourns Death of Frank C. Lanza Chairman and Chief Executive Officer

NEW YORK — (BUSINESS WIRE) — June 7, 2006 — L-3 Communications (NYSE: LLL) announced today with great sadness that Frank C. Lanza, its chairman and chief executive officer, suddenly passed away earlier this evening. He was 74.

‘‘We are all shocked and saddened by the passing of Frank C. Lanza,’’ said Robert B. Millard, lead director of the L-3 Communications Board of Directors. ‘‘On behalf of the Board of Directors and all L-3 employees we would like to extend our deepest condolences to the Lanza family.’’

Mr. Millard noted that Mr. Lanza had visited his doctors yesterday and it was determined that he was proceeding satisfactorily in his recovery from surgery two months ago. His death was sudden and unexpected.

‘‘There is no question that Frank Lanza has been one of the most visionary business leaders in the defense industry,’’ continued Mr. Millard. ‘‘Frank worked to build Loral into a leading defense firm. Frank went on to co-found L-3, the fastest-growing high technology defense company in the world by acquiring a number of small and large businesses that he transformed into leaders in their niche markets.’’

‘‘What was not widely known about Frank is that he and his wife Pat were involved in numerous charitable activities through their family foundation,’’ said Mr. Millard. ‘‘Frank was blessed by a wonderfully supportive family and he will be greatly missed by all those who appreciated his insight, his leadership, his candor and his credibility. The defense industry has lost a great advocate for innovation, excellence and personal integrity.’’

Mr. Millard said that the L-3 Board of Directors will be meeting on June 7th.

Mr. Lanza began his career as an engineer with the Philco Western Development Laboratory. In 1959, he joined the Dalmo Victor Division of Textron where he managed the development and production of major electronic warfare programs. He was named vice president of Dalmo Victor in 1970.

He joined Loral in 1972 as president of Loral Electronic Systems and served as president and chief operating officer of Loral Corporation from 1981 to 1996. Then that same year, Mr. Lanza became executive vice president of Lockheed Martin Corporation and president and chief operating officer of Lockheed Martin’s C3I and Systems Integration Sector, a $6 billion sector comprising many of the heritage Loral businesses that were strategically combined with Lockheed Martin. He co-founded L-3 Communications in 1997 and the company was listed on the New York Stock Exchange in 1998.

Mr. Lanza was a member of the Board of Governors for the Aerospace Industries Association. He was also a member of the Board of Directors for the Coast Guard Foundation and received the 2003 Distinguished Corporate Leadership award from the Soldiers’, Sailors’, Marines’ and Airmen’s Club. Mr. Lanza was selected as the 1978 Gold Knight of Management by the National Management Association. Mr. Lanza was also on the board of the American Italian Cancer Foundation. Mr. Lanza served in the U.S. Coast Guard during the Korean War.

Headquartered in New York City, L-3 Communications is a leading provider of Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training and government services. The company is a leading merchant supplier of a broad array of high technology products, including guidance and navigation, sensors, scanners, fuzes, data links, propulsion systems, simulators, avionics, electro optics, satellite communications, electrical power equipment, encryption, signal intelligence, antennas and microwave components. L-3 also supports a variety of Homeland Security initiatives with products and services. Its customers include the Department of Defense, Department of Homeland Security, selected U.S. Government intelligence agencies and aerospace prime contractors.

To learn more about L-3 Communications, please visit the company’s web site at www.L-3com.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates’’ and similar expressions are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company’s Safe Harbor Compliance Statement for Forward-looking Statements included in the company’s recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

Contact:

L-3 Communications
Cynthia Swain, 212-697-1111
or
Financial Dynamics

Investors:
Christine Mohrmann, 212-850-5607
or
Alexandra Tramont, 212-850-5723
or

Media Contacts:
Evan Goetz, 212-850-5639
or
Abby Aylman, 212-850-5710